UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2010

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 22, 2010, the company’s board of directors appointed Thomas F. Bonadio as a member of its board of directors. In connection with this appointment, the company issued the following press release:

ROCHESTER, NY—- (Marketwire, November 22, 2010) Richard A. Kaplan, Chief Executive Officer of Torvec, Inc. (OTCBB: TOVC) announced today that Thomas F. Bonadio, CPA has been elected to the company’s board of directors.

In making the announcement, Mr. Kaplan stated:

"Obviously, Tom adds an important dimension to our board. His compliance and auditing experience, along with our CFO Bob Fishback, will give us a firm financial foundation to grow on. What may not be as obvious, is Tom’s great business acumen. He will be a valuable and important advisor to me and the company."

Mr. Bonadio commented,

"I am very excited to join the talented group of people who will be operating Torvec and guiding its future."

Mr. Bonadio is Managing Partner and CEO of The Bonadio Group which he founded in 1978 with one partner and one part-time employee (his mother). With 325 people in six offices, The Bonadio Group has grown to be the largest independent provider of accounting, business advisory and financial services in upstate New York. As founder and CEO, Mr. Bonadio has been the driver behind the firm’s growth and diversification, growing from a firm offering only public accounting and auditing services to a multi-dimensional accounting, business advisory and financial services organization. Recently, The Bonadio Group was:

Named a top 100 CPA firm in the United States by Inside Public Accounting;

Named a top 100 CPA firm in the United States in Accounting Today;

Named to the American Institute of Certified Public Accountants’ Prestigious Major Firms Group as one of the top 100 CPA firms in the country;

For over a decade, named a Rochester top 100 company;

Identified by the Rochester Business Journal as the top CPA firm in the Finger Lakes market; and

Identified by the Syracuse Business Record as the largest independent CPA firm in New York State outside of New York City.

Mr. Bonadio has a B.B.A. degree in accounting from St. John Fisher College and was certified as a CPA in 1973. He is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the National Association of Certified Valuation Analysts. He was named a "CPA ALLSTAR" by CPA Magazine, an "Outstanding Alumni" by St. John Fisher and received The Point of Light Foundation Award, sponsored by President George W. Bush. Mr. Bonadio was named the 2009 "Business Person of the Year" by the Small Business Council and inducted into the Rochester Business Hall of Fame in 2010.

Mr. Bonadio has served as chairman of the Board of Trustees of St. John Fisher College and chairman of the College’s Accounting Advisory Board. He is chairman of the Audit Committee of Conceptus, a NASDAQ-listed company and a board member of Eagle Productivity Solutions, CLIX Photo, Moore Stephens North America and Windsor Technology.

Mr. Bonadio has been active for many years in various charitable, cultural and professional organizations, including Junior Achievement, United Way, Small Business Council’s CEO Roundtable, the City of Rochester City Budget Review Committee and the Athena Awards.
This news release contains forward looking statements regarding Torvec’s future economic performance and prospects that are subject to risks and uncertainties. These risks and uncertainties could cause actual results to differ from those described in such statements. Such risks and uncertainties include those described from time to time in Torvec’s SEC reports, including its most recent Annual Report on Form 10-K.

The company’s board voted to grant Mr. Bonadio a stock option for 250,000 common shares effective January 3, 2011 at $.90 per share. The option is conditioned upon Mr. Saunders serving as a director and vests in four tranches of 62,500 shares on each of the four anniversary dates of January 3, 2011. The optionee must exercise each 62,500 tranche within two and one-half months following the calendar year in which the tranche vests or lose the tranche. The option grant is subject to the approval of the company’s shareholders at the next annual meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

November 23, 2010	By:	Richard Kaplan

Name: Richard Kaplan
Title: CEO